Exhibit 99.1

Entrada Therapeutics Reports First Quarter 2022 Financial Results

Second clinical candidate, ENTR-701, announced for the potential treatment of myotonic dystrophy type 1

On track to submit Investigational New Drug application to the U.S. Food and Drug Administration for ENTR-601-44 targeting Duchenne muscular dystrophy in Q4 2022

$263.9 million in cash, cash equivalents and marketable securities as of March 31, 2022 to advance pipeline of Endosomal Escape Vehicle (EEV™) therapeutic candidates

BOSTON, May 12, 2022 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™) therapeutics as a new class of medicines, today reported financial results for the first quarter ended March 31, 2022 and highlighted recent business updates.

“In the first quarter of 2022, we continued to make significant progress in advancing our growing pipeline of EEV therapeutic candidates,” said Dipal Doshi, President and Chief Executive Officer of Entrada. “We reported encouraging new data from preclinical studies on our lead neuromuscular candidate, ENTR-601-44, for patients with Duchenne muscular dystrophy who are exon 44 skipping amenable, as well as from our myotonic dystrophy type 1 program. Just this month, we were excited to present additional preclinical data at TIDES USA that reinforce our conviction in developing ENTR-701, our newly announced clinical candidate for myotonic dystrophy type 1, one of the most predominant rare neuromuscular diseases for which there are currently no approved therapies.”

Recent Corporate Highlights

•	Announced ENTR-701 as Entrada’s first clinical candidate for myotonic dystrophy type 1 (DM1) and second clinical candidate in its pipeline.

•	Presented new data from Entrada’s Duchenne muscular dystrophy (DMD) and DM1 programs at TIDES USA 2022: Oligonucleotide & Peptide Therapeutics Conference in May 2022, including:

o	Preclinical non-human primate (NHP) data showing robust exon 44 skipping in NHP biceps for at least 12 weeks following a single intravenous (IV) infusion of ENTR-601-44, demonstrating durability of response. These data build on a previously reported NHP study indicating robust exon 44 skipping across different muscle groups at 7 days following a single IV infusion.

o	Preclinical data indicating prolonged splicing correction in the tibialis anterior, triceps and quadriceps, and amelioration of myotonia in a DM1 mouse model following a single dose on ENTR-701.

•	Presented new preclinical data from Entrada’s DM1 program at the 7th Annual Oligonucleotide and Precision Therapeutics (OPT) Congress in March 2022 that further support continued development of ENTR-701.

•	Reported confirmatory preclinical data from Entrada’s DMD program at the Muscular Dystrophy Association (MDA) Clinical and Scientific Conference in March 2022.

Upcoming Scientific Meetings

Entrada plans to present at two additional scientific meetings in May 2022. Presentations from both meetings will be available on the Publications & Conferences section of the Entrada website following the conferences.

•	American Society of Gene and Cell Therapy (ASGCT) 25th Annual Meeting

Title: Development of Endosomal Escape Vehicles to Enhance the Intracellular Delivery of Oligonucleotides

Poster Number: M-95

Session: Oligonucleotide Therapeutics I

Presenter: Leo Ziqing Qian, PhD, Co-Founder & Vice President, Discovery Research of Entrada

Date & Time: Monday, May 16 from 5:30 – 6:30 p.m. ET

Location: Virtual and in-person in Washington, D.C.

•	CureDuchenne 2022 FUTURES Conference

Session: Exon Skipping and Read Through Agents Panel

Presenter: Nerissa Kreher, MD, Chief Medical Officer of Entrada

Date & Time: Monday, May 28 from 1:55 – 3:10 p.m. ET

Location: Virtual and in-person in Orlando, FL

First Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $263.9 million as of March 31, 2022, compared to $291.1 million as of December 31, 2021. Based on current operating plans, Entrada expects its existing cash, cash equivalents and marketable securities will enable the company to fund its operating expenses and capital expenditure requirements into the second half of 2024.

Research & Development (R&D) Expenses: R&D expenses for the first quarter of 2022 were $15.7 million, compared to $6.2 million for the same period in 2021. This increase was primarily due to additional investment in preclinical studies to support future clinical trials, enhanced facility and equipment-related investments and higher personnel costs (including non-cash stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses for the first quarter of 2022 were $6.4 million, compared to $2.2 million for the same period in 2021. This increase was primarily due to higher personnel costs (including non-cash stock-based compensation), legal and other professional fees, and facilities costs.

Net Loss: Net loss for the first quarter of 2022 was $21.7 million, compared to $8.4 million for the same period of 2021.

About Entrada Therapeutics

Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicle (EEV™) therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues with an improved therapeutic index. Through its proprietary, highly versatile and modular EEV platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 targeting Duchenne muscular dystrophy (DMD) and ENTR-701 targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the continued development of ENTR-601-44, including the Investigational New Drug (IND) application-enabling studies, the timing of Entrada’s planned regulatory filings regarding its development programs, expectations regarding the preclinical data of ENTR-601-44 and ENTR-701 and the related potential for development, the progression of early-stage oligonucleotide, antibody and enzyme-based programs into clinical development, the continued development and advancement of ENTR-601-44 for the treatment of DMD and ENTR-701 for the treatment of DM1, the potential therapeutic benefits of its EEV candidates, and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance for IND applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the ongoing COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$15,718	$6,223
General and administrative	6,433	2,170
Total operating expenses	22,151	8,393
Loss from operations	(22,151)	(8,393)
Other income:
Interest and other income, net	480	13
Total other income, net	480	13
Net loss	$(21,671)	$(8,380)
Net loss per share attributable to common stockholders, basic and diluted	$(0.69)	$(6.67)
Weighted-average common shares outstanding, basic and diluted	31,246,916	1,256,487

ENTRADA THERAPEUTICS, INC.

Condensed Consolidated Balance Sheet Data (Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$84,640	$291,064
Marketable securities	179,262	—
Total assets	316,702	305,833
Total liabilities	39,311	7,115
Total stockholders’ equity	277,391	298,718

Investor and Media Contact

Karla MacDonald

VP, Corporate Communications and Investor Relations

kmacdonald@entradatx.com